October 29, 2013

E.I.I. Realty Securities Trust

640 Fifth Avenue, 8th Floor

New York, New York 10019

Re:	E.I.I. Realty Securities Trust

File No. 333-45959

Ladies and Gentlemen:

We hereby consent to the reference to our firm as counsel in this Post-Effective Amendment No. 24 to the Registration Statement No. 333-45959 on Form N-1A. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

Kramer Levin Naftalis & Frankel LLP